EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
                  For the Three Months Ended December 31, 1997
                      Advanced Communication Systems, Inc.
                      (in thousands, except per share data)

   Basic:
    Total basic weighted average shares outstanding...........    6,352
                                                              ============

    Net income................................................     $654
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    Net income per share - basic..............................    $0.10
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   Diluted:
    Total basic weighted average shares outstanding...........    6,352
    Plus dilutive stock options...............................      128
                                                              ------------
    Total diluted average shares..............................    6,480
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    Net income per share - diluted............................    $0.10
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